UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive, Suite 6500

Midland, Texas  79705-5510

 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 20, 2005, Clayton Williams Energy, Inc. (the “Company”) entered into a letter agreement with Lariat Services, Inc. (“Lariat”), a privately-held contract drilling company, which calls for the formation of a joint venture to be called Larclay, LLC (the “Joint Venture”) to acquire at least 12 new drilling rigs.  The Joint Venture will be owned 50% by the Company and 50% by Lariat.  Under the agreement, Lariat will be the operations manager, and the Company will be responsible for financing the purchase of the rigs through the Joint Venture.  The total acquisition cost, including construction and equipping of the rigs, is expected to be approximately $55 million.  The agreement contemplates that the Joint Venture will be able to finance 100% of the total acquisition costs of the rigs based on a three-year loan amortization.  If the Joint Venture is unable to obtain 100% financing, the Company will be required to make up the balance by making loans to the Joint Venture on the same terms as the primary financing or otherwise by making investments in the Joint Venture.  After initial construction and equipping, all costs to maintain the equipment will be borne 50% by Lariat and 50% by the Company.

The agreement contemplates that the 12 rigs will be delivered by the manufacturer within six to 12 months after the order date and will be available for use approximately one month later.  The agreement also anticipates that the rigs will be utilized primarily by the Company in the conduct of its exploration and development drilling program.  However, if the Company determines that it does not need all of the rigs, the agreement contains various provisions for the disposition of designated equipment.

As the operations manager, Lariat will operate the rigs under its name and will be responsible for providing all management services, drilling crews, insurance coverage and accounting services for the Joint Venture.  The Joint Venture will reimburse Lariat for its pro-rata share of Lariat’s reasonable overhead costs and for the cost of payroll and employee benefits of employees directly employed on the rigs.  Lariat will maintain the rigs in good working order, but will not undertake any single repair or maintenance estimated to exceed $50,000 without the consent of the Company.

The Company announced the execution of this agreement in a news release dated October 20, 2005, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

The following exhibits are provided as part of the information furnished under Item 1.01 of this report.

Exhibit
Number	Description

10.1	Letter agreement dated October 20, 2005 between Clayton Williams Energy, Inc. and Lariat Services, Inc.

99.1	News release of Clayton Williams Energy, Inc. dated October 20, 2005 announcing formation of drilling rig joint venture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

October 26, 2005	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and Chief Operating Officer

October 26, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer